Exhibit 10.15
INDUSTRIAL LEASE
(Texas Form)
VERDE 9580 JOE RODRIGUEZ LP,
LANDLORD,
AND
VIASYSTEMS TECHNOLOGIES CORP., LLC
TENANT
DATED: April 16, 2008
PROPERTY: 9580 Joe Rodriguez, El Paso, Texas

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INDUSTRIAL LEASE
THIS LEASE is made as of this 16th day of April, 2008 (the “Effective Date”) between Verde 9580 Joe Rodriguez LP, a Texas limited partnership (“Landlord”), and the Tenant named below.
ARTICLE 1: BASIC TERMS
The following terms used in this Lease shall have the meanings set forth beside such terms in this Article 1.

Tenant	Viasystems Technologies Corp., LLC

Tenant’s Notice Address	101 S. Hanley Rd., Suite 400 St. Louis, MO 63105

Tenant’s Billing Address (if different)	9580 Joe Rodriguez El Paso, Texas 79927

Landlord’s Notice Address	Verde 9580 Joe Rodriguez LP %Verde Realty 201 E. Main, 4th Floor El Paso, Texas 79901 Attn: Asset Management

Landlord’s Rent Payment Address	Verde 9580 Joe Rodriguez LP %Verde Realty 201 E. Main, 4th Floor El Paso, Texas 79901 Attn: Property Accounts Receivable

Guarantor	None

Property	The industrial/warehouse facility known as 9580 Joe Rodriguez, having an address of 9580 Joe Rodriguez, El Paso, Texas (the “Building”), together with the parking areas, landscaping, walkways and other improvements related to the Building, constructed upon the real property legally described on Exhibit A

Premises	29,136 rentable square feet located at the Building, as shown on Exhibit B.

Property Rentable Area	Approximately 50,986 rentable square feet

Tenant’s Pro Rata Share	57.15% (29,136rsf/50,986 rsf)

Lease Term	Thirty-six months, beginning on the Commencement Date and ending on the last day of the thirty-sixth (36th) full calendar month thereafter

Commencement Date	May 1, 2008

Base Rent	$8,862.20 per month ($3.65/rsf/annum)

Permitted Use	The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) of products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto.

Brokers	Adin A. Brown, II, d/b/a Sonny Brown Associates, LLC

Parking Spaces	Ten (10) unreserved spaces

Security Deposit	waived

ARTICLE 2: LEASE TERM
2.01 Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term, upon and subject to all of the terms, conditions and provisions of this Lease.
2.02 Early Possession. Any occupancy of the Premises by Tenant prior to the Commencement Date (“Early Possession”) will be subject to all of Tenant’s obligations under this Lease (except that Tenant will not be obligated to pay Base Rent during such early occupancy until it commences operations at the Premises). Tenant shall provide Landlord with copies of certificates of insurance, complying in all respects with the terms of this Lease, for all insurance required to be provided hereunder prior to entering the Premises. Tenant hereby releases and discharges Landlord, its contractors, agents, employees and manager from and against any and all claims of loss, damage or injury to persons or property, including without limitation any product inventory, which is alleged to have occurred during the period of Early Possession from any cause whatsoever, EVEN IF SUCH CLAIMS ARE BASED IN WHOLE OR IN PART UPON THE NEGLIGENCE OF LANDLORD, ITS CONTRACTORS, AGENTS, EMPLOYEES OR MANAGER. Landlord makes no representation or warranty about safety of the Premises during any period of Early Possession, as construction and other activities will be ongoing. Tenant shall coordinate its activities in the Premises during Early Possession with Landlord and Landlord’s contractor.
2.03 Delay in Commencement. If Landlord is unable to deliver the Premises on the Commencement Date, such date will be postponed to the date possession of the Premises is delivered to Tenant. In such event, Landlord and Tenant will execute a Memorandum of Acceptance of Lease, in Landlord’s customary form, setting forth the Commencement Date and expiration date of this Lease.
2.04 Covenant of Quiet Enjoyment. Tenant, on paying the Rent and performing its obligations hereunder, will peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance from Landlord, subject however to all the terms and provisions hereof.
2.05 Holding Over. If Tenant does not vacate the Premises and surrender the Premises in the condition required hereby upon the expiration or earlier termination of this Lease, (i) Tenant will indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys’ fees, which Landlord incurs on account of Tenant’s failure to vacate and surrender, and (ii) the Base Rent will increase to 200% of the Base Rent then in effect and Tenant’s obligation to pay Additional Rent will continue. Any holdover by Tenant shall constitute a tenancy at sufferance, subject to termination by Landlord at any time, and shall not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises.
ARTICLE 3: USE OF PREMISES
3.01 Manner of Use. Tenant will use the Premises only for the Permitted Use. Tenant will not cause or permit the Premises to be used in any way which (i) constitutes a violation of any Legal Requirements (as defined below) or the rules and regulations established by Landlord, a copy of which is attached as Exhibit C, as they may be amended in writing by Landlord (the “Rules and Regulations”), (ii) annoys or interferes with the rights of tenants of the Property, or (iii) constitutes a nuisance or waste or will invalidate any insurance carried by Landlord. Tenant is responsible for determining whether or not the zoning is appropriate for Tenant’s intended use. Tenant will, at its sole cost and expense, obtain and pay for all necessary permits, including a certificate of occupancy, and will promptly take all actions necessary to comply with all applicable Federal, State or local statutes, applicable workplace regulations, ordinances, rules, regulations, orders, recorded declarations, covenants and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act.
3.02 Landlord’s Access. Landlord or its agents may enter the Premises, upon 24 hours prior notice to Tenant (except in the case of an emergency when no notice is required), to show the Premises to potential buyers, investors or tenants or other parties, for routine property inspections and maintenance or for any other purpose Landlord deems reasonably necessary. During the last 9 months of the Lease Term, Landlord may place customary “For Lease” signs on the Premises.
3.03 Common Areas.
(a) Common Areas. “Common Areas” means all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land or facilities so long as Tenant’s use of the Premises is not adversely affected in any material way.
(b) Use of Common Areas. Tenant will have the non-exclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas, including the Parking Spaces, for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish or modify from time to time. Tenant agrees to abide by all such rules and regulations and to use its best efforts to cause others who use the Common Areas with Tenant’s express or implied permission to abide by the Rules and Regulations. At any time, Landlord may close any Common Areas to perform any acts as, in Landlord’s reasonable judgment, are desirable to maintain or improve the Property, or to prohibit the accrual of any prescriptive rights or rights by the public to such Common Areas. Tenant will not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.
ARTICLE 4: RENT
4.01 Base Rent. On the first day of each calendar month during the Lease Term, Tenant will pay to Landlord the Base Rent in monthly installments, in lawful money of the United States, in advance and without offset, deduction, prior notice or demand. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The Base Rent is payable at Landlord’s Rent Payment Address or at such other place or to such other person as Landlord may designate in writing from time to time. Payments of Base Rent for any partial calendar month will be prorated.
4.02 Additional Rent. All sums payable by Tenant under this Lease other than Base Rent are “Additional Rent”; the term “Rent” includes both Base Rent and Additional Rent. Landlord will estimate in advance and charge to Tenant the following costs, which Tenant will pay with the Base Rent on a monthly basis throughout the Occupancy Period: (i) all insurance premiums maintained by Landlord for which Tenant is responsible under Article 8, (ii) all Operating Expenses under Article 4.06 of this Lease, and (iii) any change in law costs as set forth in Article
7.03 of this Lease. “Occupancy Period” means the period from the time Tenant first enters the Premises, throughout the Lease Term and for as long as Tenant remains in the Premises thereafter.
4.03 Tenant’s Pro Rata Share. Tenant’s Pro Rata Share is calculated by dividing the rentable area of the Premises by the Property Rentable Area, which amounts are agreed to be those stated in Article 1.
4.04 Interest. Any Rent or other amount due to Landlord, if not paid when due, will bear interest from the date due until paid at the rate of 12% per annum, but not to exceed the highest rate legally permitted.
4.05 Late Charge. If any installment of Rent or any other sums due from Tenant is not received by Landlord within 5 days following the due date, Tenant will pay to Landlord a late charge equal to 5% of such overdue amount; provided, however, Landlord will not charge any late charge for the first time in each calendar year that such payment is not made within 5 days of the due date if payment is received within 5 days of receipt of notice. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.
4.06 Operating Expenses.
(a) Operating Expenses. Tenant will pay Tenant’s Pro Rata Share of all Operating Expenses allocable to the Occupancy Period. “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Property including, but not limited to: ordinary maintenance and repair of the heating, ventilation, and air conditioning system and maintenance, repair and replacement of the plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance, repair and replacement of the roof, roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utility services attributable to the Common Areas; Building personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; and a property management fee (not to exceed three percent (3%) of the gross rents of the Property for the calendar year). Operating Expenses do not include: (a) debt service under mortgages or ground rent under ground leases; (b) costs of restoration to the extent of net insurance proceeds received by Landlord; (c) leasing commissions and tenant improvement costs; (d) brokerage or litigation expenses relating to disputes with tenants; and (e) Landlord’s general corporate overhead costs.
(b) Year-End Reconciliation. After the end of each fiscal year during the Term, Landlord will deliver to Tenant a statement setting forth, in reasonable detail, the Operating Expenses paid or incurred by Landlord during the preceding fiscal year. Within thirty (30) days after Tenant’s receipt of such statement, there will be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be).
ARTICLE 5: PROPERTY TAXES
5.01 Real Property Taxes. Tenant will pay Tenant’s Pro Rata Share of Real Property Taxes allocable to the Occupancy Period. If Landlord receives a refund of any Real Property Taxes with respect to which Tenant has paid Tenant’s Pro Rata Share, Landlord will refund to Tenant Tenant’s Pro Rata Share of such refund after deducting therefrom all related costs and expenses.
5.02 Definition of “Real Property Taxes”. “Real Property Taxes” means taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof. Real Property Taxes include Landlord’s costs and expenses of review and contesting any Real Property Tax. If at any time during the Lease Term the present system of ad valorem taxation of real property is changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, Landlord is assessed a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents or any similar substitute tax or levy, then all of such taxes, assessments, levies or charges, to the extent so measured or based, will be deemed to be a Real Property Tax. Without limiting the foregoing, Real Property Taxes shall expressly include any new taxes levied against Landlord and/or the Project as a result of House Bill 3.
5.03 Personal Property Taxes. Tenant will pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory or any other personal property belonging to Tenant. Tenant will use its best efforts to have personal property taxed separately from the Property. If any of Tenant’s personal property is taxed with the Property, Tenant will pay Landlord the taxes for such personal property within 15 days after Tenant receives a written statement from Landlord for such personal property taxes.
5.04 Industrial Park Fees. Tenant shall pay directly to the appropriate authority before any fine, penalty, interest or cost may be added therefor for the non-payment thereof of any maintenance or other similar fees or charges levied against the Premises, or operations at the Premises during the Lease Term by any industrial park authority or any other association or authority levying any such charges or fees against the Premises, or operations at the Premises. Upon Tenant’s failure to pay any such amount, Landlord shall have the right, at Landlord’s option, to pay the same, in which event Tenant shall repay such amount, with interest at a rate of 10.5% per annum to Landlord upon demand.
ARTICLE 6: UTILITIES
6.01 Utilities. Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, together with any related installation or connection charges or deposits (collectively, “Utility Costs”) incurred during the Occupancy Period. If any services or utilities are jointly metered with other premises, Tenant will pay its Pro Rata Share of such Utility Costs to Landlord; provided, however, in the event Landlord determines that Tenant is consuming greater that its Pro Rata Share of such services or utilities consumed in other premises, Landlord will make a reasonable determination of Tenant’s actual share of such Utility Costs and Tenant will pay its actual share (as reasonably determined by Landlord) to Landlord. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive.
ARTICLE 7: COMPLIANCE WITH LAW
7.01 Use. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Premises or the suitability of the Property or the Premises for Tenant’s intended use and that Tenant is responsible for determining whether or not the zoning is appropriate for Tenant’s intended use. Tenant shall be responsible for obtaining all permits and approvals required by the Legal Requirements in connection with Tenant’s specific manner of use, and specific character of, operations at the Premises and shall provide a copy of the same to Landlord upon receipt of such, if applicable.
7.02 Legal Compliance. Tenant, at its expense, shall comply with all Legal Requirements (including any Environmental Laws) with respect to the Premises and Tenant’s use, occupancy and operations at the Premises, including any Legal Requirements that may require alterations, repairs or replacements, whether structural or nonstructural, exterior or interior to the Premises. Upon Landlord’s request, Tenant shall evidence to Landlord Tenant’s compliance with such Legal Requirements, including, without limitation, by providing to Landlord copies of all operating permits and other approvals, licenses, registrations and the like required by Legal Requirements in connection with Tenant’s operations at the Premises.
7.03 Change in Law. Subject to Section 7.04, in the event that a change in Legal Requirements in effect and applicable to the Premises or the Building occurs after the Commencement Date of this Lease, which requires any modification of the Premises or the Building, Landlord shall make and pay for the necessary modifications. Notwithstanding the foregoing, Tenant, at Tenant’s sole cost and expense, shall be responsible for all installations, alterations, tenant fixtures, equipment, racking systems and other similar items in the Premises being constructed, installed, maintained and used in compliance with all Legal Requirements commencing on the date this Lease is executed by Landlord and Tenant. The term “Legal Requirements” shall mean all laws, statutes, ordinances, rules, regulations, recorded declarations or covenants, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises.
7.04 Changes to Fire Suppression System. If any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations, additional sprinkler heads or other equipment be made or supplied to the fire suppression system or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a fire suppression system in the initial insurance rate as fixed by the appropriate board or authority, or by a fire insurance company solely by reason of Tenant’s unique business, then, in any such event, Tenant shall be liable for the cost of installing, repairing, or replacing as the case may be, any such equipment, and the cost of any such changes, modifications, alterations, additional sprinkler heads or such other equipment.
ARTICLE 8: INSURANCE/INDEMNITY
8.01 Tenant’s Insurance. Tenant, at its expense, will maintain the following insurance coverages during the Occupancy Period:
(a) Liability Insurance. Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance will name Landlord, its property manager, any mortgagee, and such other parties as Landlord may designate, as additional insureds. The initial amount of such insurance will be Two Million Dollars ($2,000,000) per occurrence and will be subject to periodic increases reasonably specified by Landlord based upon inflation, increased liability awards, recommendations of Landlord’s professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 8.01 will (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 8.06. The amount and coverage of such insurance will not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.
(b) Worker’s Compensation Insurance. Worker’s Compensation Insurance in the statutory amount (and Employers’ Liability Insurance) covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.
(c) Automobile Liability Insurance. Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.
(d) Personal Property Insurance. Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under a Causes of Loss-Special Form property insurance policy as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance will be used for the repair or replacement of the property damaged or destroyed, unless the Lease Term is terminated under an applicable provision herein. If the Premises are not repaired or restored in accordance with this Lease, Landlord will receive any proceeds from the personal property insurance allocable to Tenant’s leasehold improvements.
8.02 Landlord’s Insurance. During the Lease Term, Landlord will maintain in effect a Causes of Loss-Special Form property insurance policy covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord determines from time to time. Landlord will have the right to obtain flood, earthquake, and such other insurance as Landlord determines from time to time or is required by any mortgagee of the Property. Landlord will not insure Tenant’s fixtures or equipment or building improvements paid for by Tenant. Landlord may obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord will not provide primary insurance, will not be contributory and will be excess over any liability insurance maintained by Tenant. Landlord will also maintain a rental income insurance policy, with loss payable to Landlord. Tenant will pay Landlord Tenant’s Pro Rata Share of premiums for the insurance policies maintained by Landlord. Any increase in the cost of Landlord’s insurance due to Tenant’s use or activities at the Premises will be paid by Tenant to Landlord as Additional Rent.
8.03 General Insurance Provisions. Any insurance which Tenant is required to maintain under this Lease will include a provision which requires the insurance carrier to give Landlord not less than 30 days’ written notice prior to any cancellation or modification of such coverage. Prior to the earlier of Tenant’s entry into the Premises or the Commencement Date, Tenant will deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Section 8.01 and not less than 30 days prior to the expiration or termination of any such insurance, Tenant will deliver to Landlord renewal certificates therefor. Tenant will provide Landlord with Certificates of Insurance promptly upon request from time to time. All insurance policies required under this Lease will be with companies having a “General Policy Rating” of A-; X or better, as set forth in the most current issue of the Best Key Rating Guide.
8.04 Tenant’s Damage Waiver. Except as set forth below, Tenant assumes all risk with respect to damage to or theft of its property located at the Premises and agrees to look solely to its own insurance in the case of any damage to its property . Accordingly, Tenant expressly, knowingly and voluntarily waives and releases any claims which it may have against the Landlord or Landlord’s employees, agents, contractors or manager for damage to or theft of Tenant’s property located at the Premises as a result of the acts or omissions of Landlord or Landlord’s employees, agents, contractors or manager, INCLUDING AS A RESULT OF THE NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES, AGENTS, CONTRACTORS OR MANAGER. Without limiting the foregoing, Tenant waives any claims against Landlord as a result of any explosion, flooding or leaking in the Premises, the Premises becoming out of repair, any latent or patent defects in the Premises or any accident within or adjacent to the Premises. Tenant shall, on or before the earlier of the Lease Commencement Date or the date on which

Tenant first enters the Premises for any purpose, at its sole cost and expense, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer with respect to the property insurance maintained by Tenant in connection with the Premises and property located therein
8.05 Landlord’s Damage Waiver. Except as set forth below, Landlord assumes all risk with respect to damage to the Premises and interruption to the operation of the Premises and agrees to look solely to its own insurance in the case of any damage to the Premises or interruption to its business. Accordingly, Landlord expressly, knowingly and voluntarily waives and releases any claims which it may have against the Tenant or Tenant’s employees, agents, or contractors for damage to the Premises (including damage to or theft of Landlord’s property located at the Premises) and a loss of business (including lost rents at the Premises) as a result of the acts or omissions of Tenant or Tenant’s employees, agents or contractors, INCLUDING AS A RESULT OF THE NEGLIGENCE OF TENANT OR ITS EMPLOYEES, AGENTS OR CONTRACTORS. Without limiting the foregoing, Landlord waives any claims against Tenant as a result of the Tenant’s premises becoming out of repair or any defects in Tenant’s property at the Premises or any accident within or adjacent to the Premises. Landlord shall, at its sole cost and expense, obtain and keep in full force and effect at all times a waiver of subrogation from its insurer with respect to the Premises, Landlord’s property located therein and Landlord’s rent loss insurance.
8.06 Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s employees, agents, contractors and manager (collectively, the “Landlord Indemnitees”) from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys’ fees) resulting from claims by third parties and based on (i) any acts or omissions of Tenant, its employees, agent or contractors, or (ii) any personal injury or property damage occurring within the Premises or arising out of Tenant’s operations at the Property. Tenant shall have the right to assume the defense of any claim covered by this indemnity on behalf of both itself and the Landlord Indemnitees and the Landlord Indemnitees may not settle such claim without the consent of Tenant, provided (a) Tenant acknowledges to the Landlord Indemnitees in writing that it is responsible for such claim under the terms of this paragraph and (b) the lawyers selected by Tenant to handle such defense are reasonably satisfactory to the Landlord Indemnitees and such representation does not result in a conflict of interest for such lawyers. The Landlord Indemnitees may participate in the defense of such claim at their own expense unless Tenant is not representing the Landlord Indemnitees in which case the reasonable expense of the Landlord Indemnitees in defending against such claim shall be paid by Tenant. The provisions of this indemnity shall survive the expiration or sooner termination of this Lease.
8.07 Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD. Tenant shall, on or before the earlier of the Lease Commencement Date or the date on which Tenant first enters the Premises for any purpose, at its sole cost and expense, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer with respect to the business interruption insurance maintained by Tenant in connection with the Premises.

ARTICLE 9: CONDITION AND MAINTENANCE OF PREMISES
9.01 Existing Condition. Except for the tenant improvements that Landlord will agree to undertake and pay for (to the extent within the tenant allowance) as referred to on the Rider attached hereto, Tenant hereby accepts the Property and the Premises in their present “AS-IS” condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Premises or the suitability of the Property or the Premises for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and the Premises and is not relying on any representations of or warranties (express or implied) Landlord or any broker with respect thereto.
9.02 Landlord’s Obligations. Subject to the provisions of Article 11 (Casualty and Condemnation), Tenant’s express obligations hereunder, and Tenant’s obligation to pay Additional Rent pursuant to Section 4.02, and except for damage caused by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Landlord will maintain the Common Areas in good order, condition and repair and will keep the foundation, roof, building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Property in good order, condition and repair. Landlord will not be obligated to maintain or repair windows, doors or plate glass. Tenant will promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Landlord will repair, at Tenant’s expense, any damage to the Property caused by Tenant’s acts or omissions which is Landlord’s maintenance responsibility.
9.03 Tenant’s Obligations. Subject to the provisions of Article 11 (Casualty and Condemnation), Tenant, at its sole cost and expense, will keep all portions of the Premises (including without limitation, all systems and equipment, i.e., HVAC systems, dock levelers, bumpers, doors and floor covering) in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair can not be fully repaired or restored, Tenant will promptly replace such portion of the Premises or system or equipment. Tenant will maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and contractor to be reasonably approved by Landlord. At Landlord’s election, Landlord will perform Tenant’s maintenance and repair obligations under this Section 9.03 and Tenant will reimburse Landlord for all costs incurred in doing so promptly upon receipt of an invoice from Landlord. Furthermore, notwithstanding anything in this Lease to the contrary, Tenant shall be solely responsible, at its expense, for correcting any non-compliance with Legal Requirements arising solely out of the specific use to which Tenant will put the Premises or to any installations, alterations, additions or improvements made or to be made by Tenant, and further agrees to comply with all Legal Requirements throughout the Lease Term.

9.04 Tenant’s Alterations.
(a) Tenant’s Work. Except as set forth on the Rider attached hereof, Tenant may not make any installations, alterations, additions, or improvements or major repairs in or to the Premises without obtaining Landlord’s prior written consent. All work will be performed in accordance with plans and specifications approved by Landlord. Tenant will procure all necessary permits and licenses before undertaking any work on the Premises and will perform all work in a good and workmanlike manner employing materials of good quality and in conformity with all applicable Legal Requirements and insurance requirements. Tenant will (i) employ only contractors reasonably approved by Landlord, (ii) require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and (iii) submit certificates evidencing such coverage to Landlord prior to the commencement of any work. Landlord may inspect Tenant’s work at reasonable times. Tenant will prosecute and complete such work with reasonable diligence and will provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials. Notwithstanding any supervision of or approval of Tenant’s work by Landlord, Landlord shall have no responsibility for any work performed by or on behalf of Tenant.
(b) No Liens. Tenant will pay when due all claims for labor and material furnished to the Premises and keep the Property at all times free from liens for labor and materials. Tenant will give Landlord at least 20 days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.
9.05 Surrender. Upon the expiration or earlier termination of the Lease, Tenant will surrender the Premises to Landlord broom clean and in the condition which Tenant is required to maintain the Premises under this Lease. Tenant will not be obligated to repair any damage which Landlord is required to repair under Article 11 (Casualty and Condemnation). Landlord may require Tenant, at its expense, to remove any alterations, additions or improvements prior to the expiration or earlier termination of the Lease and to restore the Premises to their prior condition. With respect to any alterations, additions or improvements which require Landlord’s approval, Landlord will specify if Tenant will be required to remove the same at the time of such approval. Any work which Tenant is not required to remove will, at Landlord’s option, become Landlord’s property and will be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Property so long as Tenant repairs any damage caused by such removal. Landlord shall have the right to remove and dispose of, at Tenant’s expense, personal property of Tenant remaining in the Premises upon the expiration or earlier termination of this Lease.
9.06 Exemption of Landlord from Liability. Landlord will not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person on or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property, or from other sources or places; (d) any curtailment or interruption in utility services or (e) any act or omission of any other tenant of the Property. Tenant will give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.
9.07 Lease Governs. This Lease governs the parties’ respective obligations for repair and maintenance of the Property and Premises, and the parties waive the benefit of any existing or future statute that is inconsistent with the provisions hereof or affords Tenant the right to terminate the Lease or make repairs at the expense of Landlord.
ARTICLE 10: HAZARDOUS MATERIALS
10.01 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Property or the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, the Property or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, PCB’s, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Property or the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion, and timely compliance (at Tenant’s expense) with all Legal Requirements. “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Property or the Premises of a Hazardous Substance with respect to which any Legal Requirements requires that a notice be given to persons entering or occupying the Property or the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials, in reasonable quantities, which are reasonably required to be used in the normal course of the Permitted Use, so long as the use thereof is in compliance with all Legal Requirements, is not a Reportable Use, and does not expose the Property or the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Property, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
10.02 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Property or the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
10.03 Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant, or any third party.
10.04 Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees and lenders, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance (i) brought onto the Premises during the term of this Lease (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties which Tenant did not contribute to or exacerbate) or (ii) brought onto any portion of the Property, other than the Premises, by Tenant. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless Landlord specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this Section 10.04.
10.05 Investigations and Remediation. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date, unless such remediation measure is required as a result of Tenant’s use (including any installations, additions, additions or improvements by Tenant) of the Premises, in which event Tenant shall be responsible for such payment. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.
ARTICLE 11: CASUALTY AND CONDEMNATION
11.01 Damage to Premises.
(a) If the Building or the Premises are destroyed or rendered untenantable, either wholly or in part, by fire or other cause of damage (“Damage Event”), Tenant will immediately notify Landlord in writing upon the occurrence of such Damage Event. Landlord may elect either to (i) repair the damage caused by such Damage Event as soon as reasonably possible, in which case this Lease will remain in full force and effect, or (ii) terminate the Lease Term as of the date the

Damage Event occurred. Landlord will notify Tenant within 30 days after receipt of notice of the Damage Event whether Landlord elects to repair the damage or terminate the Lease Term. If Landlord elects to repair the damage, Tenant will pay Landlord the portion of the deductible amount (which deductible shall not exceed $25,000) under Landlord’s insurance allocable to the damage to the Premises and, if the damage was due to an act or omission of Tenant or its employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.
(b) If (i) based on the estimate (the “Restoration Estimate”) of Landlord’s architect or contractor, it will take Landlord more than 9 months to rebuild the Premises following a Damage Event affecting the Premises, or (ii) the Damage Event occurs during the last 6 months of the Lease Term and the damage to the Premises is estimated by Landlord to require more than 30 days to repair, then, provided the Damage Event was not the result of the acts or omissions of Tenant, Tenant may elect to terminate the Lease Term as of the date the Damage Event occurred, which must be exercised by written notification to Landlord within 10 days after the occurrence of the Damage Event, and, if such termination is based upon the facts described in clause (i) above, such 10-day period shall be extended to the date 10 days after Tenant’s receipt of the Restoration Estimate.
(c) If the Property is destroyed or damaged by a Damage Event and Landlord elects to repair or restore the Property pursuant to the provisions of this Article 11, any Rent payable during the period of such damage, repair and/or restoration will be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired.
(d) The provisions of this Article 11 will govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property or the Premises. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the damage or destruction of the leased property.
11.02 Condemnation. If more than 20% of the floor area of the Building is taken by eminent domain, then Landlord may terminate the Lease as of the date the condemning authority takes title or possession, by delivering notice to Tenant within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes title or possession). In addition, if more than 20% of the floor area of the Premises or more than 25% of the parking on the Property is taken by eminent domain, either Landlord or Tenant may terminate the Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes title or possession). If neither party terminates the Lease, this Lease will remain in effect as to the portion of the Premises not taken, except that the Base Rent will be reduced in proportion to the reduction in the floor area of the Premises. Any condemnation award or payment will be paid to Landlord. Tenant will have no claim against Landlord for the value of the unexpired lease term or otherwise; provided, however, Tenant may make a separate claim with the condemning authority for its personal property and/or moving costs so long as Landlord’s award is not reduced thereby.

ARTICLE 12: ASSIGNMENT AND SUBLETTING
12.01 Landlord’s Consent Required. Tenant will not assign or transfer this Lease or sublease the Premises or any part thereof or interest therein, or mortgage, pledge or hypothecate its leasehold interest, without Landlord’s prior written consent, which will not be unreasonably withheld. Unless Tenant is a publicly traded company, a transfer of a controlling interest, in one or more transactions, in Tenant will be deemed an assignment of this Lease. Any attempted transfer without consent will be void and constitute a non-curable Event of Default under this Lease (as defined below). Tenant’s request for consent will include the details of the proposed sublease or assignment, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances: (i) the assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease; (ii) the intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord; (iii) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Property; (iv) occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord or the Property with regard to the identity of tenants, usage in the Property, or similar matters; (v) the assignee or sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Property; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Property; or (vii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Tenant will promptly furnish to Landlord copies of all transaction documentation.
12.02 Transfers to Affiliates. Notwithstanding Section 12.01, Tenant, on prior notice to Landlord (but without Landlord’s consent), may assign this Lease or sublet the Premises to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), provided such Tenant Affiliate after the assignment or sublease will have a comparable net worth to Tenant.
12.03 Offer to Terminate. If Tenant desires to assign this Lease or sublease all of any part of the Premises other than to a Tenant Affiliate, Tenant will notify Landlord and Landlord for a period of 30 days will have the right to terminate this Lease. If Tenant desires to sublease only a portion of the Premises, and such portion is subdividable (with any costs paid by Tenant), then the right to terminate may be exercised with respect to only that portion of the Premises to be subleased. If Landlord elects not to terminate this Lease as provided in this Section 12.03, Tenant shall pay to Landlord 50% of any net profits received by Tenant from any assignment of this Lease or sublet of the Premises.

12.04 No Release of Tenant. Notwithstanding any assignment or subletting, Tenant will at all times remain fully responsible and primarily liable for the payment of Rent and compliance with all of Tenant’s obligations under this Lease. Consent to one transfer will not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant’s assignee or transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee.
ARTICLE 13: DEFAULTS AND REMEDIES
13.01 Covenants and Conditions. Each of Tenant’s obligations under this Lease is a covenant and a condition. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.
13.02 Defaults. Each of the following constitutes an “Event of Default” under this Lease:
(a) Tenant fails to pay Rent or any other sum payable under this Lease within 5 days after it is due; provided, however, with respect to the first such nonpayment in any calendar year, Tenant will have 5 days after receipt of notice that rent is due to pay such amount;
(b) Tenant fails to perform any of Tenant’s other obligations under this Lease and such failure continues for a period of 30 days after notice from Landlord; provided that if more than 30 days are reasonably required to complete such performance, Tenant will not be in default if Tenant commences such performance within the 30 day period and thereafter diligently pursues its completion;
(c) Tenant vacates or abandons the Premises; or
(d) Tenant (or Guarantor) becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by Tenant or against it under any bankruptcy or insolvency laws, which proceeding is not dismissed within 60 days.
13.03 Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election:
(a) Terminate Lease. Landlord may terminate this Lease. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the value of any free or reduced rent provided for in this Lease; the cost of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants, the time period to secure future tenants (and the commencement of the payment of rents), and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.
(b) Terminate Right of Possession. Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease. If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall, pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting, or termination of Tenant’s right of possession, without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. With respect to any reletting by Landlord, Landlord and Tenant agree that; (i) Landlord shall have the right to first lease other space owned or controlled by it in or around the Property and the Premises; (ii) Landlord shall not be obligated to lease the Premises for any use which violates a then existing “exclusive” at the Property or which competes with any other then existing tenant at the Property; (iii) Landlord shall not be obligated to lease the Premises for any use which would result in an inappropriate tenant mix, as determined by Landlord; (iv) Landlord shall not be obligated to lease the Premises for any use which is not commonly found at similar properties or for any use which, in Landlord’s reasonable opinion, would be inappropriate for the Property, (v) Landlord shall not be obligated to lease the Premises if the parking requirements for the proposes use exceed the parking requirements for the use provided for in the Lease; (vi) any proposed tenant or proposed use must meet all of Landlord’s leasing criteria, including, without limitation, financial strength and operating experience.
(c) Right to Re-Enter. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by any action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.
(d) Waiver. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.
(e) Additional Remedies. Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.
13.04 Damages. On any termination, Landlord’s damages will include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with any bankruptcy court or other court proceeding with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Premises. All such damages suffered (apart from Rent payable hereunder) will constitute pecuniary damages which will be paid to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.
13.05 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity are cumulative and will not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.
13.06 Notice to Landlord. Tenant will give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any Security Document encumbering the Property whose name and address have been furnished to Tenant. Landlord will not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice or such longer period as may be required to diligently complete such matter. If Landlord (or such ground lessor, mortgagee or beneficiary) can not perform any of its obligations due to events beyond its reasonable control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond Landlord’s reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty or weather conditions, shortages of labor or material, and Legal Requirements.
13.07 Landlord’s Right to Cure. If Tenant defaults in the performance of any obligation under this Lease, Landlord will have the right (but is not required) to perform such obligation and, if necessary, to enter upon the Premises. All costs incurred by Landlord in connection with such performance (together with interest at the rate of 15% per annum but not to exceed the highest legal rate) will be deemed to be Additional Rent under this Lease and will be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any of its other rights or releasing Tenant from any of its obligations under this Lease.

13.08 (Intentionally Deleted).
13.09 (Intentionally Deleted).
ARTICLE 14: PROTECTION OF LENDERS AND OWNERS
14.01 Subordination. Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Property, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Property by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the form customarily employed by such holder requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder.
14.02 Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary, mortgagee, or purchaser at a foreclosure sale, Tenant will attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as successor Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.
14.03 Estoppel Certificates. Within 10 days after Landlord’s request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such 10-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon (and Tenant will be estopped from denying): (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more man one month’s

Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.
14.04 (Intentionally Deleted).
14.05 Landlord’s Liability. No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. The terms of this Section 14.05 shall also apply in the event the holder of any ground lease, deed of trust or mortgage encumbering the Property, or any purchaser or transferee pursuant to the foreclosure or transfer of the Property under any such instrument becomes the Landlord.
ARTICLE 15: MISCELLANEOUS PROVISIONS
15.01 (Intentionally Deleted).
15.02 Landlord’s Consent. Tenant will pay Landlord its reasonable fees and expenses incurred in connection with any act by Tenant which requires Landlord’s consent or approval under this Lease.
15.03 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant, any others using or occupying the Premises or any portion thereof with Tenant’s express or implied permission, and their respective agents, employees, contractors, invitees and guests. This Lease does not, and nothing contained herein, will create a partnership or other joint venture between Landlord and Tenant. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.
15.04 Incorporation of Prior Agreements; — Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.
15.05 Notices. All notices, requests and other communications required or permitted under this Lease will be in writing and personally delivered or sent by a national overnight delivery service which maintains delivery records. Notices will be delivered to Tenant’s Notice Address or to Landlord’s Notice Address, as appropriate. All notices will be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon ten (10) days prior written notice to the other party given in accordance with the terms of this Section 15.05.
15.06 Waivers. Any waiver, to be effective, must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent is not a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.
15.07 Memorandum of Lease. Neither party hereto will record this Lease or any memorandum thereof without the prior written consent of the other party.
15.08 Binding Effect; Choice of Law. This Lease will bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, provided that Landlord will have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located govern this Lease. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE RELATIONSHIP OF THE PARTIES HEREUNDER.
15.09 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant is not be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties.
15.10 Survival. Unless otherwise expressly provided in this Lease, all representations and warranties of Landlord and Tenant, Tenant’s indemnity under Sections 2.05 and 8.06, the provisions of Article 10, the indemnification provisions of Section 15.11, and all obligations of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.
15.11 No Other Brokers. Landlord and Tenant each represent and warrant to the other that the Brokers are the only agents, brokers, finders or other parties with whom it has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys’ fees and expenses, asserted by any party other than the Brokers based upon dealings with the indemnifying party.
15.12 Attorney Costs. In any enforcement proceeding brought by either party with respect to this Lease, the non-prevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys’ fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.
15.13 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

15.14 Additional Provisions. The exhibits and riders, if any, attached hereto, are incorporated herein by reference.

     IN WITNESS WHEREOF, this Lease has been executed by the duly authorized representatives of Landlord and Tenant on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date as set forth above.

LANDLORD: VERDE 9580 JOE RODRIGUEZ LP, a Texas limited partnership
By:	Verde Real Estate Investment GP, LLC
a Delaware limited liability company, its
general partner

By:	/s/ Alberto Chretin
Name: Alberto Chretin
Title: Managing Director

	Date:	4-22-08

TENANT: VIASYSTEMS TECHNOLOGIES CORP., LLC
By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President, General Counsel & Secretary

	Date:	4-16-08